Exhibit 12.2

CERTIFICATION

I, Peter Juhas, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 20-F of AerCap Holdings N.V.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 17, 2022

/s/ Peter Juhas
Signature

Peter Juhas Chief Financial Officer